As filed with the Securities and Exchange Commission on November 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ExlService Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		82-0572194
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
320 Park Avenue, 29th Floor New York, New York 10022
(Address of Principal Executive Offices, Including Zip Code)

2018 Omnibus Incentive Plan

(Full title of the plan)

Ajay Ayyappan

Executive Vice President, General Counsel and Corporate Secretary

320 Park Avenue, 29th Floor

New York, New York 10022

(212) 277-7100

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Rakesh Gopalan

Troutman Pepper Hamilton Sanders LLP

301 S. College Street

Charlotte, North Carolina 28202

(704) 998-4050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ExlService Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register an additional 5,172,500 shares of common stock issuable to eligible persons under its 2018 Omnibus Incentive Plan (the “Plan”) that became available for future grant under the Plan, including pursuant to each award that expired or terminated or was forfeited or settled in cash, or pursuant to shares of common stock delivered or withheld in full or partial satisfaction of applicable tax withholding obligations (other than options or stock appreciation rights).

The Registrant previously filed with the Commission a Registration Statement on Form S-8 (File No. 333-226527) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement related. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on February 29, 2024 (the “Annual Report”);

(b)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 29, 2024, that are incorporated by reference into the Annual Report;

(c)	The Registrant’s (i) Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Commission on May 2, 2024, (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the Commission on August 1, 2024; and (iii) Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the Commission on October 30, 2024;

(d)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on March 7, 2024, March 18, 2024, April 3, 2024, June 25, 2024, and August 15, 2024 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission); and

(e)	The description of the Company’s common stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act on October 17, 2006 and all amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP
23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereof)
99.1	2018 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33089) filed on June 20, 2018)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 7th day of November, 2024.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Maurizio Nicolelli
	Name:	Maurizio Nicolelli
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rohit Kapoor, Maurizio Nicolelli and Ajay Ayyappan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROHIT KAPOOR Rohit Kapoor	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 7, 2024

/s/ MAURIZIO NICOLELLI Maurizio Nicolelli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2024

/s/ VIKRAM PANDIT Vikram Pandit	Lead Independent Director	November 7, 2024

/s/ THOMAS BARTLETT Thomas Bartlett	Director	November 7, 2024

/s/ ANDREAS FIBIG Andreas Fibig	Director	November 7, 2024

/s/ KRISTY PIPES Kristy Pipes	Director	November 7, 2024

/s/ NITIN SAHNEY Nitin Sahney	Director	November 7, 2024

/s/ JAYNIE M. STUDENMUND Jaynie M. Studenmund	Director	November 7, 2024

/s/ SARAH WILLIAMSON Sarah Williamson	Director	November 7, 2024